Exhibit 10.3

AMENDED AND RESTATED

INOTIV, INC.

2018 EQUITY INCENTIVE PLAN

(As amended through November 4, 2021)

SECTION 1.   Purpose and Types of Awards

1.1   The purposes of the Plan are to enable the Company to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

1.2    Awards under the Plan may be in the form of (a) Stock Options; (b) Stock Appreciation Rights; (c) Restricted Stock; and/or (d) Restricted Stock Units. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

1.3   Notwithstanding any provisions herein to the contrary, awards made under the Original Plan remain subject to the terms and conditions of the Original Plan except as otherwise specifically provided herein.

SECTION 2.   Definitions and Rules of Construction

2.1   When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning set forth in an employment or consulting agreement between a Participant and the applicable Employer, or, if no such agreement exists, or if such agreement does not define “Cause,” “Cause” shall mean (i) the refusal or neglect of the Participant to perform substantially his or her Services, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of the provision of Services which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform Services or to represent the Company or any Subsidiary of the Company in the performance of such Services), (iv) the Participant’s failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) the Participant’s material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary.

“Change in Control” shall mean the occurrence of any one of the following events:

(a)   any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities);

(b)   the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then outstanding securities; or

(c)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the shareholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding any other provision of this Section to the contrary, to the extent an award is subject to Section 409A of the Code, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to Non-Employee Directors, the entire Board. The Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:

(a)   A “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

(b)   An “outside director” within the meaning of Section 162(m), and

(c)   If the Common Shares are readily tradable on a national securities exchange or other market system, an “independent director” as such term is defined or used by the rules of the exchange or system on which the Company’s Common Shares are listed.

“Common Shares” shall mean the Common Shares of the Company.

“Company” shall mean Inotiv, Inc. and its successors.

“Cutback Amount” shall have the meaning set forth in Section 15.8(a).

“Disability” shall mean that a Participant meets one of the following requirements: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

“Effective Date” shall mean, as to the Original Plan, March 20, 2008 and, as to the Plan as amended and restated, January 24, 2018.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company as described in Treasury Regulation Section 1.421-1(h).

“Employer” shall mean the Company or applicable Subsidiary for which the Participant performs Services.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excise Tax” shall have the meaning set forth in Section 15.8(a).

“Fair Market Value” shall mean, with respect to a Common Share as of a particular date, the average of the high and the low sales prices of the Common Shares on the trading day immediately before such date, as reported by the principal exchange or market over which the Common Shares are then listed or regularly traded. If the Common Shares are not readily tradable on a national securities exchange or other market system any other value as otherwise determined in good faith by the Board through the reasonable application of a reasonable valuation method within the meaning of Section 409A.

“Full Value Award” shall mean any award under the Plan other than a Stock Option or Stock Appreciation Right.

“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a director of the Company who is not employed as an Employee by the Company or any of its Subsidiaries.

“Non-Qualified Option” shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

“Participant” shall mean any individual selected by the Committee to be granted an Award under the Plan.

“Payment” shall have the meaning set forth in Section 15.8(a).

“Plan” shall have the meaning set forth in the recitals.

“Relationship” shall mean the status of employee, officer or director of the Company or any Subsidiary of the Company.

“Restricted Stock” shall mean an award described in Section 8.

“Restricted Stock Units” or “RSUs” shall mean an award described in Section 9.

“Retirement” shall mean a Participant’s voluntary Separation from Service without Cause on or after the attainment of age sixty (60) and with the consent of the Committee.

“Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act and any future rule or regulation amending, supplementing, or superseding such rule.

“Section 409A” shall mean Section 409A of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Services” shall mean the provision of personal services to an Employer, including, without limitation, in the capacity of a consultant, an Employee or a Nonemployee Director.

“Separation from Service” or “Separates from Service” shall mean a Participant’s Retirement, or other termination of employment or Relationship with the Employer; provided, however, that to the extent an award is subject to Section 409A of the Code, an event shall not constitute a Separation from Service unless it also constitutes a “separation from service” within the meaning of Section 409A.

“Stock Appreciation Right” shall mean an award described in Section 7.

“Stock Option” shall mean a right to purchase Common Shares granted pursuant to the Plan, including Incentive Options and Non-Qualified Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term “Subsidiary” shall mean any company (other than the Company) that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

“Vesting Period” shall have the meaning set forth in Section 9(a).

“Unvested” means an award (or portion of an award) that has not yet vested.

2.2   The following rules shall govern in interpreting the Plan:

(a)   The Plan and all awards are intended to be exempt from the provisions of Section 409A of the Code, and the Plan and all awards shall be administered to effect compliance with such intent.

(b)   Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c)   To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(d)   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

SECTION 3.   Administration

3.1   The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.

3.2   The Committee shall have the authority and discretion with respect to awards under the Plan to take the following actions, if consistent with Section 15.7 of the Plan and subject to the conditions of Section 3.3 of the Plan: to grant and amend (provided, however, that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)   to select the persons to whom awards will be granted from among those eligible;

(b)   to determine the number of Common Shares to be covered by each award granted hereunder, subject to the limitations contained herein;

(c)   to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

(d)   to determine the treatment of awards upon an Employee’s Retirement, disability, death, or during a leave of absence;

(e)   to determine, in establishing the terms of the award agreement, that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested, or (iii) will otherwise be credited to the award holder;

(f)   to amend the terms of any award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

(g)   subject to Section 3.3, after considering any accounting impact to the Company, as well as any applicable provisions of Code Sections 409A and 422, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices;

(h)   to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

(i)   to delegate such ministerial duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

3.3   Notwithstanding anything in this Plan to the contrary, no “underwater” Stock Options or Stock Appreciation Rights shall be (a) directly repriced, (b) exchanged for the grant of a new or different type of award, or (c) repurchased (cashed out), without in any such case first obtaining the approval of the shareholders of the Company to the taking of such action. For purposes of this Plan, a Stock Option or a Stock Appreciation Right is “underwater” at any time when the then current Fair Market Value of a Common Share is less than the per share exercise price or grant price of the Stock Option or Stock Appreciation Right.

3.4   All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.5   The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by written consent.

3.6   Each award granted under the Plan shall be evidenced by an award agreement that shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an award agreement, the provision of the Plan shall prevail.

3.7   No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

SECTION 4.   Shares Subject to Plan

4.1   Subject to adjustment as provided in Section 4.4, the total number of Common Shares which may be issued under the Plan shall be 3,400,000, which includes 500,000 shares authorized under the Original Plan on its Effective Date, an additional 700,000 shares authorized in connection with the amendment and restatement of the Original Plan in the form of the Plan on its Effective Date, an additional 700,000 shares authorized via the amendment approved by the shareholders at the 2020 Annual Meeting of Shareholders, and an additional 1,500,000 shares authorized via the amendment approved by the shareholders at the Special Meeting of Shareholders held on November 4, 2021. Common Shares awarded under the Plan may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. Subject to adjustment as provided in Section 4.4, after the Effective Date of the Plan the total number of shares which may be issued as Incentive Options shall be 3,400,000 and the maximum aggregate number of shares that may be issued as Restricted Stock or pursuant to Restricted Share Units is 3,400,000.

4.2   For the purposes hereof, the following Common Shares covered by previously-granted awards shall be deemed not to have been issued under the Plan and will remain available for awards under the Plan: (a) Shares covered by prior awards under the Plan that again became available for issuance pursuant to the provisions of the Plan before the shareholders’ approval of this amendment and restatement of the Plan; (b) Common Shares covered by the unexercised portion of any Stock Option, Stock Appreciation Right or other award that terminates, expires, is canceled or is settled in cash; (c) Common Shares forfeited or repurchased under the Plan; and (d) Common Shares covered by awards that are forfeited, canceled, terminated or settled in cash. The following Common Shares may not again be made available for issuance as awards under the Plan: (i) Common Shares not issued or delivered as a result of the net settlement of an outstanding Stock Option, Stock Appreciation Right or other award; (ii) Common Shares used to pay the exercise price or withholding taxes related to an outstanding Stock Option, Stock Appreciation Right or other award; or (iii) Common Shares repurchased on the open market with the proceeds of the Stock Option exercise price. In addition, if Stock Appreciation Rights are settled in Common Shares upon exercise, the aggregate number of shares subject to the award (rather than the number of shares actually issued upon exercise) shall be counted and may not again be made available for issuance as awards under the Plan.

4.3   No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 100,000 Common Shares in any fiscal year, and no Employee shall be granted Restricted Stock and/or Restricted Stock Units with respect to more than 50,000 Common Shares in any fiscal year, subject to adjustment as provided in Section 4.4. No Non-Employee Director shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 25,000 Common Shares in any fiscal year, and no Non-Employee Director shall be granted Restricted Stock and/or Restricted Stock Units with respect to more than 12,500 Common Shares in any fiscal year, subject to adjustment as provided in Section 4.4.

4.4   In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Shares such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (a) the aggregate number and kind of shares reserved for issuance under the Plan, and (b) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Shares subject to an outstanding award, the number and kind of Common Shares or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.

Unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable change in control agreement between the Company and an award recipient under the Plan, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) cash out outstanding vested Stock Options and/or other awards at or immediately prior to the date of such event that will not otherwise be assumed or substituted, (ii) provide for the assumption or substitution of outstanding Stock Options or other awards by surviving, successor or transferee entities, (iii) provide that in lieu of Common Shares of the Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such Common Shares (or the Fair Market Value thereof in cash), and/or (iv) provide that Stock Options shall be exercisable for a period of at least ten business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

The Board shall exercise its discretion under this Section 4.4 only to the extent consistent with Section 15.7 of the Plan. The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

4.5   No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.   Eligibility

5.1   The persons who are eligible for awards under Sections 6, 7, 8 and 9 of the Plan are Employees, officers, consultants and Non-Employee Directors of the Company or of any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective Employees, officers or directors, but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees, but Incentive Options granted to prospective Employees shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2   Subject to the limitations in Section 4.3, Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.

SECTION 6.   Stock Options

6.1   The Stock Options awarded to eligible persons under the Plan may be of two types: (a) Incentive Options, and (b) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.

6.2   Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a)   Option Price.   The option price per Common Share purchasable under a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value of the Common Shares on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).

(b)   Option Term.   Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Option shall be fixed by the Committee and shall not exceed ten years.

(c)   Exercisability.   Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. Unless otherwise provided by the Committee in the applicable award agreement, Stock Options shall vest (and become exercisable), subject to certain terms and conditions set forth in the award agreement.

(d)   Method of Exercise.   Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery of Common Shares already owned by the Optionee, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell Common Shares (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) subject to the approval of the Committee, any other manner permitted by law, or (v) any combination of the foregoing.

(e)   No Shareholder Rights.   An Optionee shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(f)   Termination of Employment or Relationship.   Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)   Non-transferability.   Unless otherwise provided by the Committee in the applicable award agreement, (i) Stock Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee.

(h)   Surrender Rights.   Subject to Section 3.3, the Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

6.3   Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

(a)   Option Term.   No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is awarded.

(b)   Additional Limitations for 10% Shareholders.   No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Shares on the date of award of the Incentive Option, or (ii) be exercisable more than five years after the date such Incentive Option is awarded.

(c)   Exercisability.   The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000. Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.

(d)   Notice of Disqualifying Disposition.   An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(e)   Non-transferability.   Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

(f)   Last Grant Date.   No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company’s shareholders.

The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

6.4   Substitute Options.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms, consistent with Section 15.7, as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6. If such substitute Stock Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Stock Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Common Shares to which the Stock Options relate determined as of the dates of grant.

SECTION 7.   Stock Appreciation Rights

A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, Common Shares, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Shares on the date of exercise over the Fair Market Value of a Common Share on the day such Stock Appreciation Right was granted. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Appreciation Right shall not exceed ten years. The applicable award agreement shall specify the number of Common Shares as to which the Stock Appreciation Right is granted, the Fair Market Value of the Common Shares on the day such Stock Appreciation Right was granted, the date or dates on which, or the conditions upon the satisfaction of which, the Stock Appreciation Right shall become exercisable, and such other terms and conditions as are determined by the Committee.

SECTION 8.   Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)   The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)   Stock certificates or book entry shares representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, such vested shares shall be delivered (via stock certificate or book entry) to the award holder (or his or her designated beneficiary in the event of death), free of such restriction.

(c)   The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Common Shares received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)   Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited.

(e)   The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock. The Committee may not accelerate the payment of any RSU awards unless such acceleration is consistent with Section 15.7.

SECTION 9.   Restricted Stock Units (RSUs)

Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)   The Restricted Stock Unit award shall specify the number of Common Shares to be awarded and the duration of the period (the “Vesting Period”) during which, and the conditions under which, receipt of the underlying Common Shares will be deferred. The Committee may condition the grant or vesting of RSUs, or receipt of Common Shares or cash at the end of the Vesting Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)   Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Vesting Period.

(c)   At the expiration of the Vesting Period, as soon as administratively practical and in no event later than two and one-half months following the end of the Vesting Period, the award holder (or his or her designated beneficiary, if applicable) shall receive (i) certificates for the appropriate number of Common Shares designated by the RSU award, (ii) cash equal to the Fair Market Value of such Common Shares, or (iii) a combination of shares and cash, as the Committee may determine.

(d)   Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before the RSU award has vested, such award shall be forfeited.

(e)   The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Shares or cash under a Restricted Stock Unit award. The Committee may not accelerate the payment of any RSU awards unless such acceleration is consistent with Section 15.7.

SECTION 10.   Separation from Service

Unless otherwise specifically provided by the Committee in the award agreement or any amendment thereto, awards will terminate as provided in this Section.

(a)   All Unvested portions of awards held by the Participant on the date of the Participant’s death or Separation from Service, as the case may be, shall immediately be forfeited by such Participant as of such date; all vested portions of awards (other than vested portions of Stock Options) held by the Participant on the date of the Participant’s death or Separation from Service, as the case may be, shall be paid in accordance with the payout schedule applicable to vested awards; and all vested portions of Stock Options held by the Participant on the date of the Participant’s death or Separation from Service (for reasons other than Cause), as the case may be, shall remain exercisable for thirty (30) days following such Separation from Service (but not beyond the expiration of the term of the Stock Option) except as otherwise provided in accordance with the following provisions:

(b)   If the Participant’s Separation from Service (for reasons other than Cause) occurs by reason of Retirement or Disability, the Participant may exercise all outstanding Options with respect to Shares for which it could have been exercised on the effective date of the Participant’s Retirement within the period of three (3) months immediately succeeding the Participant’s Retirement (but not beyond the expiration of the term of the Stock Option), or if by reason of Disability, within twelve (12) months after such Disability (but not beyond the expiration of the term of the Stock Option).

(c)   In the event the Participant’s Separation from Service is due to death, the Participant’s beneficiary or estate, if no beneficiary, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of his death, but only until the date which is twelve (12) months from the date of the Participant’s death (but not beyond the expiration of the term of the Stock Option);

(d)   Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant’s incurs a Separation from Service for Cause, all awards held by a Participant on the date of such Separation from Service for Cause, whether vested or Unvested, shall immediately be forfeited by such Participant as of such date.

SECTION 11.   Election to Defer

To the extent permitted by Section 409A of the Code, the Committee may permit an award recipient to elect to defer payment of an award other than a Stock Option for a specified period or until a specified event, upon such terms as are determined by the Committee. An award holder may elect to defer the distribution date of a Restricted Stock Unit award, or, if applicable, a Restricted Stock award, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.

SECTION 12.   Non-Employee Director Awards

Subject to the limitations in Section 4.3, the Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to exercisability, vesting, and the effect of such Non-Employee Director’s Separation from service.

SECTION 13.   Tax Withholding

13.1   Each award holder who is an Employee shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.

13.2   To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (a) having the Company withhold Common Shares otherwise deliverable to such person with respect to the award; (b) delivering to the Company unrestricted Common Shares already owned by the Employee; (c) broker-assisted “cashless exercise;” (d) any other manner permitted by law; or (e) any combination of the foregoing Alternatively, the Committee may require that a portion of the Common Shares otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 14.   Change in Control

In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable agreement between the Company and an award recipient under the Plan or as otherwise determined by the Board pursuant to Section 4.4:

(a)   with respect to any outstanding Full Value Awards under the Plan, restrictions and vesting conditions applicable to the Full Value Award that are based upon one or more performance factors shall lapse with respect to a pro-rata portion (based on the number of days from the beginning of the applicable performance period to and including the date of the Change in Control) of the number of shares subject to such Full Value Award that would have been earned by the award holder (i) with respect to market-based goals, determined as the greater of the target goal or the transaction price with respect to the Common Shares on the effective date of the Change in Control, and (ii) with respect to performance-based goals, determined as the greater of the target goal or as determined by actual performance in accordance with the underlying plan formula as of the date of the Change in Control; and

(b)   the Committee may, in its sole discretion, accelerate the payment date of all vested Restricted Stock Unit awards.

SECTION 15.   General Provisions

15.1   Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or market or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of Common Shares, is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any Common Shares is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Shares under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 15.1.

15.2   The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Shares acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the following disqualifying conduct: (a) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries; (b) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct by the award holder in the performance of such award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.

15.3   Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.

15.4   Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

15.5   Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6   Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all awards under the Plan shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

15.7   The Plan and all awards under the Plan shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an award would subject an Employee to gross income inclusion, interest or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code Section 409A standards. If as of the date an Employee incurs a Separation from Service the Employee is a “key employee,” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5), and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s Separation from Service occurs.

15.8   Mitigation of Excise Taxes.

(a)   Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an award recipient under the Plan, if any payment or benefit resulting from an award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (x) provided to the recipient in full, or (y) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $5,000 (including such further reduction, the “Cutback Amount”), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, such excise tax and other applicable taxes, (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity awards shall be cancelled or reduced next and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any performance-based stock option or stock appreciation rights are reduced; and (C) accelerated vesting of time-based equity awards shall be cancelled or reduced last and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any time-based stock option or stock appreciation rights are reduced.

(b)   The Company shall appoint an independent public accounting firm to make the determinations required hereunder and perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient). Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.

SECTION 16.   Compensation Recovery Policy

Notwithstanding any provision in the Plan or in any award agreement to the contrary, awards granted or paid under the Plan will be subject to recovery under any compensation recovery policy of the Company as may be in effect from time to time, including, without limitation, the provisions of any such policy required by Section 10D of the Exchange Act and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

SECTION 17.   Amendments and Termination

17.1   The Plan shall terminate at the close of business on January 24, 2028. The Board may discontinue the Plan at any time prior to the date referenced in the prior sentence and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without shareholder approval, except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Shares are listed or traded.

17.2   The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

SECTION 18.   Effective Date of Plan

This Plan, as amended and restated, was approved and adopted by the Board on January 24, 2018, and is to be effective as of such date, contingent upon the approval thereof by the shareholders of the Company within (12) twelve months following the adoption by the Board.